SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 30, 2004

GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-100818	13-6357101

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York		10004

(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (212) 902-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     The Registrant registered issuances of Mortgage Pass-Through Certificates, Series 2004-7 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, by a Registration Statement on Form S-3 (Registration File No. 333-100818) (the “Registration Statement”). Pursuant to the Registration Statement, the Registrant issued $694,937,100 aggregate principal amount of Class 1A1, Class 1A2, Class 1A3, Class 2A1, Class 3A1, Class 4A1, Class B1, Class B2 and Class B3 Certificates (the “Publicly Offered Certificates”) on June 30, 2004. This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated March 24, 2004, as supplemented by the Prospectus Supplement dated June 23, 2004, to file a copy of the Trust Agreement (as defined below) and other operative agreements executed in connection with the issuance of the Publicly Offered Certificates, a form of which was filed as an exhibit to the Registration Statement.

     The Publicly Offered Certificates were issued pursuant to a Trust Agreement (the “Trust Agreement”), attached hereto as Exhibit 4.5.1, dated as of June 1, 2004, between GS Mortgage Securities Corp., as depositor, and JP Morgan Chase Bank, as trustee and custodian, which incorporates by reference the Standard Terms to Trust Agreement, June 2004 Edition (the “Standard Terms”), attached hereto as Exhibit 4.5.2. The “Certificates” consist of the Publicly Offered Certificates and the Class B4, Class B5, Class B6 and Class R Certificates. The Certificates evidence all of the beneficial ownership interest in a trust fund that consists primarily of a pool of hybrid adjustable-rate, amortizing mortgage loans secured by first liens on one- to four-family residential properties with an aggregate outstanding principal balance of approximately $699,836,637 as of June 1, 2004, together with certain other assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement and the Standard Terms.

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Item 7. Financial Statements; Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

4.5.1	Trust Agreement, dated as of June 1, 2004, between GS Mortgage Securities Corp. and JP Morgan Chase Bank, as trustee and custodian

4.5.2	Standard Terms to Trust Agreement (June 2004 Edition)

4.6	Form of Publicly Offered Certificate

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:	/s/ Howard Altarescu

Name: Howard Altarescu
Title: Vice President

Dated: June 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.5.1	Trust Agreement, dated as of June 1, 2004, between GS Mortgage Securities Corp. and JPMorgan Chase Bank, as trustee and custodian

4.5.2	Standard Terms to Trust Agreement (June 2004 Edition)

4.6	Form of Publicly Offered Certificate